UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2006 (November 8, 2006)
HCA INC.

(Exact name of registrant as specified in charter)

Delaware	001-11239	75-2497104

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Park Plaza, Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not applicable

(Former name or former address, if changed since last report)
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 8.01. Other Events.
      On November 8, 2006, HCA Inc., a Delaware corporation (“HCA”), issued the press release attached hereto as Exhibit 99.1 in which HCA announced that HCA and the other named parties have entered into a memorandum of understanding with plaintiffs’ counsel in connection with six purported class action lawsuits, previously consolidated, filed in the Chancery Court for Davidson County, Tennessee in connection with the proposed acquisition of HCA by affiliates of Bain Capital, Kohlberg Kravis Roberts & Co., Merrill Lynch Global Private Equity and HCA Founder Dr. Thomas F. Frist, Jr.
      Under the terms of the memorandum, HCA, the other named parties and the plaintiffs have agreed to settle the lawsuit subject to court approval. If the court approves the settlement contemplated in the memorandum, the lawsuit will be dismissed with prejudice. HCA and the other defendants deny all of the allegations in the lawsuit. Pursuant to the terms of the memorandum, Hercules Holding II, LLC, the entity formed by the investor group in connection with the proposed transaction, has agreed to waive that portion in excess of $220 million of any termination fee that it has a right to receive under the merger agreement. Also, HCA and the other parties have agreed not to assert that a shareholder’s demand for appraisal is untimely under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) where such shareholder has submitted a written demand for appraisal within 30 calendar days of the shareholders meeting held to adopt the merger agreement (with any such deadline being extended to the following business day should the 30th day fall on a holiday or weekend). HCA and the other parties also have agreed not to assert that (i) the surviving corporation in the merger or a shareholder who is entitled to appraisal rights may not file a petition in the Court of Chancery of the State of Delaware demanding a determination of the value of the shares held by all such shareholders if such petition is not filed within 120 days of the effective time of the merger so long as such petition is filed within 150 days of the effective time, (ii) a shareholder may not withdraw such shareholder’s demand for appraisal and accept the terms offered by the merger if such withdrawal is not made within 60 days of the effective time of the merger so long as such withdrawal is made within 90 days of the effective time of the merger, and (iii) that a shareholder may not, upon written request, receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger with respect to which demands for appraisal have been received and the aggregate number of holders of such shares if such request is not made within 120 days of the effective time of the merger so long as such request is made within 150 days of the effective time.
      The memorandum will be null and void and of no force and effect if the merger is not approved by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the meeting, the merger agreement is terminated under circumstances where the merger has not been previously consummated or final court approval of the settlement of the aforementioned class action lawsuits does not occur for any reason. In addition, the plaintiffs will have the right to terminate the memorandum if a majority of the shares voted on the proposal to adopt the merger agreement (excluding shares held by Dr. Frist and certain entities affiliated with Dr. Frist) are not voted “for” such proposal.
      In addition, pursuant to the terms of the memorandum, HCA has agreed to provide additional information to shareholders through publicly available filings in order to supplement the proxy statement that has been provided to HCA’s shareholders in connection with the special meeting of shareholders concerning the proposed merger to occur on November 16, 2006, at 11:00 a.m., local time, at HCA’s executive offices located at One Park Plaza, Nashville, Tennessee 37203. HCA has filed the supplemental disclosures with the Securities and Exchange Commission, but HCA does not make any admission that such supplemental disclosures are material.
Important Additional Information Regarding the Merger Has Been Filed with the SEC
      In connection with the proposed merger, HCA has filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by HCA at the Securities and Exchange Commission’s web site at http://www.sec.gov/. The definitive proxy statement and such other documents may also be obtained for free from HCA by directing such request to HCA Inc., Office of Investor Relations, One Park Plaza, Nashville, Tennessee 37203, telephone: (615) 344-2068.
      HCA and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of HCA’s participants in the solicitation, which may be different than those of HCA shareholders generally, is set forth in HCA’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit 99.1	Press Release dated November 8, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC.
By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Corporate Secretary

Date: November 8, 2006

EXHIBIT INDEX

Exhibit 99.1	Press Release dated November 8, 2006

Exhibit 99.1

HCA	news

INVESTOR CONTACT:	FOR IMMEDIATE RELEASE MEDIA CONTACT:
Mark Kimbrough 615-344-2688	Jeff Prescott 615-344-5708
HCA Settles Certain Merger Related Litigation
Nashville, Tenn., November 8, 2006 -— HCA Inc. (NYSE: HCA) today announced that HCA and the other named parties have entered into a memorandum of understanding with plaintiffs’ counsel in connection with six purported class action lawsuits, previously consolidated, filed in the Chancery Court for Davidson County, Tennessee in connection with the proposed acquisition of HCA by affiliates of Bain Capital, Kohlberg Kravis Roberts & Co., Merrill Lynch Global Private Equity and HCA Founder Dr. Thomas F. Frist, Jr.
     Under the terms of the memorandum, HCA, the other named parties and the plaintiffs have agreed to settle the lawsuit subject to court approval. If the court approves the settlement contemplated in the memorandum, the lawsuit will be dismissed with prejudice. HCA and the other defendants deny all of the allegations in the lawsuit.
     Pursuant to the terms of the memorandum, Hercules Holding II, LLC, the entity formed by the private equity sponsor group in connection with the proposed transaction, has agreed to waive that portion in excess of $220 million of any termination fee that it has a right to receive under the merger agreement. Also, HCA and the other defendants have agreed not to assert that a shareholder’s demand for appraisal is untimely under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) where such shareholder has submitted a written demand for appraisal within 30 calendar days of the shareholders meeting held to adopt the merger agreement (with any such deadline being extended to the following business day should the 30th day fall on a holiday or weekend). HCA and the other defendants also have agreed not to assert that (i) the surviving corporation in the merger or a shareholder who is entitled to appraisal rights may not file a petition in the Court of Chancery of the State of Delaware demanding a determination of the value of the shares held by all such shareholders if such petition is not filed within 120 days of the effective time of the merger so long as such petition is filed within 150 days of the effective time, (ii) a shareholder may not withdraw such shareholder’s demand for appraisal and accept the terms offered by the merger if such withdrawal is not made within 60 days of the effective time of the merger so long as such withdrawal is made within 90 days of the effective time of the merger, and (iii) that a shareholder may not, upon written request, receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger with respect to which demands for appraisal have been received and the aggregate number of holders of such shares if such request is not made within 120 days of the effective time of the merger so long as such request is made within 150 days of the effective time.

     The memorandum will be null and void and of no force and effect if the merger is not approved by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the meeting, the merger agreement is terminated under circumstances where the merger has not been previously consummated or final court approval of the settlement of the class action lawsuits does not occur for any reason. In addition, the plaintiffs will have the right to terminate the memorandum if a majority of the shares voted on the proposal to adopt the merger agreement (excluding shares held by Dr. Frist and certain entities affiliated with Dr. Frist) are not voted “for” such proposal.
     In addition, pursuant to the terms of the memorandum, HCA has agreed to provide additional information to shareholders through publicly available filings in order to supplement the proxy statement that has been provided to HCA’s shareholders in connection with the special meeting of shareholders concerning the proposed merger to occur on November 16, 2006, at 11:00 a.m., local time, at HCA’s executive offices located at One Park Plaza, Nashville, Tennessee 37203. HCA has filed the supplemental disclosure with the Securities and Exchange Commission, and such disclosure may be accessed on the world wide web at http://www.sec.gov or on the Investor Relations page of the Company’s website at http://www.hcahealthcare.com.
Important Additional Information Regarding the Merger Has Been Filed with the SEC
     In connection with the proposed merger, HCA has filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by HCA at the Securities and Exchange Commission’s web site at http://www.sec.gov/. The definitive proxy statement and such other documents may also be obtained for free from HCA by directing such request to HCA Inc., Office of Investor Relations, One Park Plaza, Nashville, Tennessee 37203, telephone: (615) 344-2068.
     HCA and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of HCA’s participants in the solicitation, which may be different than those of HCA shareholders generally, is set forth in HCA’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger.

Cautionary Note Regarding Forward-Looking Statements
     This press release contains forward-looking statements based on current HCA management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against HCA and others relating to the merger agreement; (3) court approval of the memorandum of understanding in connection with the settlement of the six consolidated purported class action lawsuits filed in connection with the merger; (4) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger; (5) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (6) the failure of the merger to close for any other reason; (7) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (8) the effect of the announcement of the merger on our customer relationships, operating results and business generally; (9) the ability to recognize the benefits of the merger; (10) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (11) the impact of the substantial indebtedness incurred to finance the consummation of the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond HCA’s ability to control or predict. HCA undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.